UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PANERA BREAD COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PANERA BREAD COMPANY

PROXY STATEMENT RELATING TO 2013 ANNUAL MEETING OF STOCKHOLDERS

SUPPLEMENTAL INFORMATION REGARDING PROPOSAL 1

On April 23, 2013, Panera Bread Company (the “Company”) announced that William W. Moreton, the Company’s President and Co-Chief Executive Officer, will transition from his position as President and Co-Chief Executive Officer to Executive Vice Chairman of the Board of Directors, effective August 1, 2013. Ronald M. Shaich will continue to serve as Chairman and Chief Executive Officer of the Company.

Mr. Moreton is nominated to stand for reelection as a Class III Director at the Company’s upcoming 2013 Annual Meeting of Stockholders to be held on May 22, 2013. The Board of Directors continues to recommend stockholders vote “FOR” the reelection of Mr. Moreton.

The information set forth herein supplements the Company’s Definitive Proxy Statement dated April 18, 2013 and is being furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 22, 2013, or any adjournment or postponement thereof.